LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

	The undersigned, as a director of NVE Corporation (the "Corporation"), hereby constitutes and appoints T. J. Rodgers, President & CEO,
Emmanuel T. Hernandez, CFO and Neil H. Weiss, Treasurer, of Cypress Semiconductor Corp., each of them, the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 3, 4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulagated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

	This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holding of and transactions in securities issued by the Corporation unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact.

	This Limited Power of Attorney is executed at San Jose as of the date set forth below.

Signature:  JEFFREY K. KASZUBINSKI

Dated:  July 3, 2003

Witness:  CORAZON MENDEZ

Dated:  July 3, 2003